Exhibit 10.29

STOCK OPTION AGREEMENT

United States Participants (NSO)

AGREEMENT made as of the date of the grant set forth in Exhibit A (the “Effective Date”) by and between Akari Therapeutics, Plc, a company formed under the laws of England and Wales, and having a place of business at 22 Boston Wharf Road, Floor 7, Boston, MA 02210, USA (the “Company”) and the individual whose name and address appears under his or her signature below (the “Participant”).

WHEREAS, the Company desires to grant to the Participant an Incentive Stock Option (“Option”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) to purchase ordinary shares, $0.0001 par value per share (the “Shares”), under and for the purposes set forth in and subject to the terms of the Company’s 2023 Equity Incentive Plan, including any amendments thereto (the “Plan”) which is attached hereto as Exhibit C; and

WHEREAS, the Company and the Participant understand and agree that any terms used and not defined herein have the same meanings as set forth in the Plan;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1. GRANT OF OPTION.

The Company hereby grants to the Participant, as of the Effective Date, the right and option to purchase all or any part of an aggregate of the number of Shares set forth in Exhibit A, on the terms and conditions and subject to all the limitations set forth herein, under United States securities and tax laws, and in the Plan.

If “ISO” is selected on Exhibit A hereto, this Option is intended to qualify as an Incentive Stock Option (“ISO”) as defined in Section 422 of the Code. Nevertheless, to the extent that any such ISO exceeds the $100,000 rule under Section 422(d) of the Code, the number of shares subject to this Option in excess of such amount shall be treated as a Non-Qualified Option (“NQO”) pursuant to Section 6(a) of the Plan and the tax rules applicable to ISOs.

2. EXERCISE PRICE.

The exercise price of the Shares shall be the price set forth in Exhibit A, subject to adjustment, as provided in the Plan, in the event of a stock split, reverse stock split or other events affecting the holders of Shares after the date hereof (the “Exercise Price”).

3. EXERCISABILITY OF OPTION; ACCELERATION.

(a) This Option shall become exercisable (and the Shares issued upon exercise shall be vested) as set forth in Exhibit A, provided the Participant is an employee, director or consultant of the Company or of an Affiliate (as defined in the Plan) on the applicable vesting date.

(b) Notwithstanding the foregoing, in the event of a Change of Control (as defined below), the Option shall vest fully and be exercisable immediate prior to a Change of Control for purposes of Paragraph 22(b) of the Plan unless this Option has otherwise expired or been terminated pursuant to its terms or the terms of the Plan.

(i) “Change of Control” means the occurrence of any of the following events: (A) The approval by shareholders of the Company of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (B) The approval by the shareholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

4. TERM OF OPTION.

(a) This Option shall terminate on the date set forth in Exhibit A (the “Option Expiration Date”) but shall be subject to earlier termination as provided herein or in the Plan.

(b) If the Participant ceases to be an employee, director or consultant of the Company or of an Affiliate for any reason other than the death or Disability (as defined in the Plan) of the Participant, or termination of the Participant for Cause (as defined in the Plan) (the “Termination Date”), the Option to the extent then vested and exercisable pursuant to Section 3 hereof as of the Termination Date, and not previously terminated in accordance with this Agreement, may be exercised within 12 months after the Termination Date, or on or prior to the Option Expiration Date, whichever is earlier, but may not be exercised thereafter except as set forth below. In such event, the unvested portion of the Option shall not be exercisable and shall expire and be cancelled on the Termination Date.

(c) Notwithstanding the foregoing, in the event of the Participant’s Disability or death within three months after the Termination Date, the Participant or the Participant’s Survivors (as defined in the Plan) may exercise the Option within one year after the Termination Date, but in no event after the Option Expiration Date.

(d) In the event the Participant’s service is terminated by the Company or an Affiliate for Cause, the Participant’s right to exercise any unexercised portion of this Option even if vested shall cease immediately as of the time the Participant is notified his or her service is terminated for Cause, and this Option shall thereupon terminate. Notwithstanding anything herein to the contrary, if subsequent to the Participant’s termination, but prior to the exercise of the Option, the Participant breaches in any material respect any agreement between Participant and the Company (including, but not limited to, any assignment of intellectual property, confidentiality, non-disclosure, non-competition or non-solicitation agreement(s)), then the Participant shall immediately cease to have any rights to exercise this Option and this Option shall thereupon terminate. The Company agrees that in the event of conflict between this Agreement and Section 13.c of the Plan, this Agreement shall control with respect to any determination made subsequent to termination.

(e) In the event of the Disability of the Participant, as determined in accordance with the Plan, the Option shall be exercisable within one year after the Participant’s termination of service due to Disability or, if earlier, on or prior to the Option Expiration Date. In such event, the Option shall be exercisable:

(i) to the extent that the Option has become exercisable but has not been exercised as of the date of the Participant’s termination of service due to Disability; and

(ii) in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of the Participant’s termination of service due to Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of the Participant’s termination of service due to Disability.

(f) In the event of the death of the Participant while an employee, director or consultant of the Company or of an Affiliate, the Option shall be exercisable by the Participant’s Survivors within one year after the date of death of the Participant or, if earlier, on or prior to the Option Expiration Date. In such event, the Option shall be exercisable:

(i) to the extent that the Option has become exercisable but has not been exercised as of the date of death; and

(ii) in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death.

5. METHOD OF EXERCISING OPTION.

(a) Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company or its designee, in substantially the form of Exhibit B attached hereto (or in such other form acceptable to the Company, which may include electronic notice). Such notice shall state the number of Shares with respect to which the Option is being exercised and shall be signed by the person exercising the Option (which signature may be provided electronically in a form acceptable to the Company).

(b) Payment of the Exercise Price for such Shares shall be made in accordance with Section 9 of the Plan.

(c) The Company shall deliver such Shares as soon as practicable after the notice shall be received, provided, however, that the Company may delay issuance of such Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including, without limitation, state securities or “blue sky” laws).

(d) The Shares as to which the Option shall have been so exercised shall be registered in the Company’s share register in the name of the person so exercising the Option (or, if the Option shall be exercised by the Participant and if the Participant shall so request in the notice exercising the Option, shall be registered in the Company’s share register in the name of the Participant and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person exercising the Option.

(e) In the event the Option shall be exercised, pursuant to Section 4 hereof, by any person other than the Participant, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option.

(f) All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

6. PARTIAL EXERCISE.

Exercise of this Option to the extent above stated may be made in part at any time and from time to time within the above limits, except that no fractional share shall be issued pursuant to this Option.

7. NON‑ASSIGNABILITY.

(a) The Option shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution; or, if this Option is an NQO, then it may also be transferred pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder and may be exercised only by Optionee or his permitted assigns. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs of Optionee.

(b) Except as provided above in Section 7(a), the Option shall be exercisable, during the Participant’s lifetime, only by the Participant (or, in the event of legal incapacity or incompetency, by the Participant’s guardian or representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

(c) Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this Section 7, or the levy of any attachment or similar process upon the Option shall be null and void.

8. NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE.

The Participant shall have no rights as a stockholder with respect to Shares subject to this Agreement until registration of the Shares in the Company’s share register in the name of the Participant. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date of such registration.

9. ADJUSTMENTS.

The Plan contains provisions covering the treatment of Options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to Options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

10. TAXES.

(a) The Participant acknowledges that any income or other taxes due from him or her with respect to this Option or the Shares issuable pursuant to this Option shall be the Participant’s responsibility.

(b) The Participant acknowledges and agrees that:

(i) the Participant was free to use professional advisors of his or her choice in connection with this Agreement, has received advice from his or her professional advisors in connection with this Agreement, understands its meaning and import, and is entering into this Agreement freely and without coercion or duress;

(ii) the Participant has not received and is not relying upon any advice, representations or assurances made by or on behalf of the Company or any Affiliate or any employee of or counsel to the Company or any Affiliate regarding any tax or other effects or implications of the Option, the Shares or other matters contemplated by this Agreement; and

(iii) neither the Administrator, the Company, its Affiliates, nor any of its officers or directors, shall be held liable for any applicable costs, taxes, or penalties associated with the Option if, in fact, the Internal Revenue Service were to determine that the Option constitutes deferred compensation under Section 409A of the Code.

(c) The Participant agrees that the Company may withhold from the Participant’s remuneration, if any, the minimum statutory amount of federal, state and local withholding taxes attributable to such amount that is considered compensation includable in such person’s gross income. At the Company’s discretion, the amount required to be withheld may be withheld in cash from such remuneration, or in kind from the Shares otherwise deliverable to the Participant on exercise of the Option. The Participant further agrees that, if the Company does not withhold an amount from the Participant’s remuneration sufficient to satisfy the Company’s income tax withholding obligation, the Participant will reimburse the Company on demand, in cash, for the amount under-withheld.

(d) If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two years after the date such Optionee was granted the ISO, or (ii) the date one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.

11. PURCHASE FOR INVESTMENT.

(a) Unless the offering and sale of the Shares to be issued upon the particular exercise of the Option shall have been effectively registered under the Securities Act, the Company shall be under no obligation to issue the Shares covered by such exercise unless the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act and until the following conditions have been fulfilled:

(i) The person(s) who exercise the Option shall warrant to the Company, at the time of such exercise, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon any certificate(s) evidencing the Shares issued pursuant to such exercise:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws;” and

(ii) If the Company so requires, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the Securities Act without registration thereunder. Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or “blue sky” laws).

12. RESTRICTIONS ON TRANSFER OF SHARES.

(a) The Participant agrees that in the event the Company proposes to offer for sale to the public any of its equity securities and such Participant is requested by the Company and any underwriter engaged by the Company in connection with such offering to sign an agreement restricting the sale or other transfer of Shares, then it will promptly sign such agreement and will not transfer, whether in privately negotiated transactions or to the public in open market transactions or otherwise, any Shares or other securities of the Company held by him or her during such period as is determined by the Company and the underwriters, not to exceed 180 days following the closing of the offering, plus such additional period of time as may be required to comply with Marketplace Rule 2711 of the National Association of Securities Dealers, Inc. or similar rules thereto (such period, the “Lock-Up Period”).

(i) Such agreement shall be in writing and in form and substance reasonably satisfactory to the Company and such underwriter and pursuant to customary and prevailing terms and conditions.

(ii) Notwithstanding whether the Participant has signed such an agreement, the Company may impose stop-transfer instructions with respect to the Shares or other securities of the Company subject to the foregoing restrictions until the end of the Lock-Up Period.

(b) The Participant acknowledges and agrees that neither the Company, its shareholders nor its directors and officers, has any duty or obligation to disclose to the Participant any material information regarding the business of the Company or affecting the value of the Shares before, at the time of, or following a termination of the service of the Participant by the Company, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

13. NO OBLIGATION TO MAINTAIN RELATIONSHIP.

(a) The Participant acknowledges that:

(i) the Company is not by the Plan or this Option obligated to continue the Participant as an employee, director or Consultant of the Company or an Affiliate;

(ii) the Plan is discretionary in nature and may be suspended or terminated by the Company at any time;

(iii) the grant of the Option is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options;

(iv) all determinations with respect to any such future grants, including, but not limited to, the times when options shall be granted, the number of shares subject to each option, the option price, and the time or times when each option shall be exercisable, will be at the sole discretion of the Company;

(v) the Participant’s participation in the Plan is voluntary;

(vi) the value of the Option is an extraordinary item of compensation which is outside the scope of the Participant’s employment or consulting contract, if any; and

(vii) the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

14. NOTICES.

(a) Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

(i) If to the Company:

Akari Therapeutics, PLC

22 Boston Wharf Road, Floor 7

Boston, MA 02210

Attention: Chief Executive Officer

(ii) If to the Participant, at the address set forth below;

or to such other address or addresses of which notice in the same manner has previously been given.

(b) Any such notice shall be deemed to have been given upon the earlier of receipt, one business day following delivery to a recognized courier service or three business days following mailing by registered or certified mail.

15. GOVERNING LAW.

This Agreement shall be governed by and construed in accordance with the laws of England and Wales, without giving effect to the conflict of law principles thereof. For the purpose of litigating any dispute that arises under this Agreement, the parties hereby consent to exclusive jurisdiction in New York and agree that such litigation shall be conducted in the state courts of New York, New York or the federal courts of the United States for the District of New York.

16. BENEFIT OF AGREEMENT.

Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

17. ENTIRE AGREEMENT.

(a) This Agreement, including Exhibit A, which is expressly incorporated herein and made a part hereof, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof.

(b) No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict, the express terms and provisions of this Agreement, provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

18. MODIFICATIONS AND AMENDMENTS.

The terms and provisions of this Agreement may be modified or amended as provided in the Plan.

19. WAIVERS AND CONSENTS.

Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

20. RECOUPMENT OF AWARD.

If the Option or any cash or share payment the Participant receives pursuant to this Agreement are subject to recovery under any law, government regulation or stock exchange listing requirement, the Option, and the cash or share payment, shall be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement) and the Board of Directors in its reasonable good faith discretion consistent with any such requirement, may require that you reimburse the Company all or part of any payment or transfer related to this Award, the Option and any cash or share payment.

21. DATA PRIVACY.

By entering into this Agreement, the Participant:

(i) authorizes the Company and each Affiliate, and any agent of the Company or any Affiliate administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of options and the administration of the Plan; and

(ii) authorizes the Company and each Affiliate to store and transmit such information in electronic form for the purposes set forth in this Agreement.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE CAUSED THIS AGREEMENT TO BE EXECUTED AS OF THE EFFECTIVE DATE.

PARTICIPANT		AKARI THERAPEUTICS, PLC

/s/ Wendy DiCicco		/s/ Rachelle Jacques
Signature		Signature

Name:	Wendy DiCicco	Name:	Wendy DiCicco

Address:		Title:	President and CEO
[City, State, Zip]
[Street Address]

Exhibit A

Terms of Option Grant

1.	Date of Grant:	July 17, 2023

2.	Maximum Number of Shares for which this Option is exercisable:	5,000,000

3.	Exercise price per Share:	$0.00171

4.	Option Expiration Date:	July 17, 2033

5.	Vesting Start Date:	July 17, 2023

6.	Type of Option:

☐ Incentive Stock Option (“ISO”)
☒ Non-Statutory Stock Option (“NSO”)

7. Vesting Schedule:

This Option shall become exercisable (and the Shares issued upon exercise shall be vested) as follows provided the Participant is an Employee, director or Consultant of the Company or of an Affiliate on the applicable vesting date, except as otherwise set forth in Section 3(b) of the Stock Option Agreement:

Vesting Date	% Vested	# Vested
July 17, 2024	100%	5,000,000

Notwithstanding the foregoing, should the Company terminate the Participant for any reason other than for cause prior to the full vesting date, the Option will continue to vest through the first anniversary date of Grant or be accelerated, at the Company’s option.

Exhibit B

NOTICE OF EXERCISE OF STOCK OPTION

[Form for Shares registered in the United States]

To: Akari Therapeutics, Plc

IMPORTANT NOTICE: This form of Notice of Exercise may only be used at such time as the Company has filed a Registration Statement with the Securities and Exchange Commission under which the issuance of the Shares for which this exercise is being made is registered and such Registration Statement remains effective.

Ladies and Gentlemen:

I hereby exercise my Stock Option to purchase _________ shares (the “Shares”) of the ordinary shares, $0.0001 par value per share, of Akari Therapeutics, Plc (the “Company”), at the exercise price of $________ per share, pursuant to and subject to the terms of the Stock Option Agreement dated _______________, 20__.

I understand the nature of the investment I am making and the financial risks thereof. I am aware that it is my responsibility to have consulted with competent tax and legal advisors about the relevant national, state and local income tax and securities laws affecting the exercise of the Option and the purchase and subsequent sale of the Shares.

I am paying the option exercise price for the Shares as follows:

Please issue the Shares (check one):

☐ to me; or

☐ to me and ____________________________, as joint tenants with right of survivorship,

at the following address:

My mailing address for shareholder communications, if different from the address listed above, is:

Very truly yours,

Participant (signature)

Print Name

Date

Exhibit C

AKARI THERAPEUTICS, PLC

2023 EQUITY INCENTIVE PLAN

(See attached)